                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders of

Mission Resources Corporation:

We consent to incorporation by reference in the registration statement (No. 333-54798) on Form S-8 of Mission Resources Corporation, of our report dated February 28, 2002, with respect to the consolidated balance sheets of Mission Resources Corporation (formerly Bellwether Exploration Company) and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Mission Resources Corporation.

Our report refers to a change in accounting for derivative financial instruments, effective January 1, 2001.

                                               KPMG LLP

Houston, Texas
March 28, 2002